SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2007

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01  Other Events

Litigation Settlement

        Washington Mutual, Inc. (the “Company”) reported the following litigation settlement in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2007 (the “Form 10-Q”).

        Over the past several years, MasterCard International and Visa U.S.A., Inc., as well as several of their member banks, including, in certain instances, the Company, have been involved in several different lawsuits challenging various practices of MasterCard and Visa. In November 2004, American Express filed an antitrust lawsuit (the “American Express Litigation”) against the associations and several member banks, including the Company, alleging, among other things, that the defendants jointly and severally implemented and enforced illegal exclusionary agreements that prevented member banks from issuing American Express cards. Separately, a number of entities, each purporting to represent a class of retail merchants, have also filed antitrust lawsuits against the associations and several member banks, including the Company, alleging among other things, that the defendants conspired to fix the level of interchange fees. In addition, a number of cardholder class actions were filed against the associations and several member banks, including the Company, alleging that the associations, together with their member banks, conspired to fix the price of currency conversion services for credit card purchases made in a foreign currency by United States cardholders.

        On November 7, 2007, American Express issued a press release announcing that it has reached an agreement with Visa Inc., Visa USA and Visa International to drop Visa and five of its member banks, including the Company, as defendants in the American Express Litigation. The settlement amounts totaling $2.25 billion due to American Express under the agreement will be paid by Visa USA. Pursuant to separate agreements between Visa USA and the Company, the Company will be liable to Visa USA for $38 million of the settlement payments. The Company’s management believes that settlement of the American Express Litigation upon the foregoing terms is in the Company’s best interest and results in a favorable outcome for the Company.

        As reported in the Company’s Form 10-Q, in connection with the settlement, the Company recognized a $38 million charge to noninterest expense in its third quarter 2007 results of operations, and recorded a corresponding liability at September 30, 2007 to establish a litigation settlement reserve, representing the Company’s share of the settlement liability. The financial statements and other financial information included in the Form 10-Q include the effects of this agreement, which updates the preliminary third quarter 2007 financial results furnished by the Company on Form 8-K on October 17, 2007.

        The lawsuits described above other than the American Express Litigation remain unresolved. At the present time, given the complexity of the issues raised in these remaining lawsuits, the Company is not in a position to predict with any degree of certainty the outcome of these lawsuits or estimate the impact of any potential losses, nor can it determine the effect, if any, these lawsuits and others involving the associations and banks may have on the competitive environment in the credit card industry.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2007		WASHINGTON MUTUAL, INC.
	By:	/s/ Melissa J. Ballenger Melissa J. Ballenger Senior Vice President and Controller